Exhibit 99.1

June 1, 2010

News Release

Source:  EnXnet, Inc.

EnXnet, Inc. Receives New Patent

Tulsa, OK, June 1, 2010 EnXnet, Inc., (OTCBB Symbol:  EXNT) (German WKN# A0HMDW) is pleased to announce that Patent No. 11/961,812 Thin Optical Disc Having Remote Reading Capability was received by ENXT on May 27, 2010.  Further information regarding the uses and applications to the market will be revealed in the near future.

This release may include forward-looking statements from the company that may or may not materialize.  Additional information on factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

EnXnet Inc., Tulsa
Ryan Corley, 918-592-0015
Fax:  981-592-0016
investor@enxnet.com
www.enxnet.com
or
For Investor Relations:
Integrated Capital Partners, Inc.
Phone:  908-204-0004
www.stockreportcard.com